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                                                                     Exhibit (j)







                         Consent of Independent Auditors

We consent to the references to our firm under the captions "Financial Highlights" and "Independent Auditors" in the Class A Prospectus, "Independent Auditors" in the Class I Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference of our report dated February 6, 2004 in the Registration Statement (Form N-1A) and the related Prospectuses and Statement of Additional Information of LEVCO Series Trust filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 9 under the Securities Act of 1933 (Registration No. 333-19297) and Amendment No. 10 under the Investment Company Act of 1940 (Registration No. 811-08007).




                                                           /s/ Ernst & Young LLP

Kansas City, Missouri
April 2, 2004